UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 1, 2004

HEI, Inc.

(Exact Name of Registrant as Specified in Charter)

Minnesota	0-10078	41-0944876

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

PO Box 5000, 1495 Steiger Lake Lane, Victoria, Minnesota 55386

(Address of Principal Executive Offices, Including Zip Code)

Registrant’s telephone number, including area code:		(952) 443-2500
N/A

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
Exhibit Index
Letter from KPMG
Press Release

Item 4.01 Changes in Registrant’s Certifying Accountant.

     On October 1, 2004, HEI, Inc. (the “Company”) received verbal notification from representatives of KPMG LLP (“KPMG”) of their decision not to stand for re-election as the Company’s independent public accounting firm for the fiscal year ending August 31, 2005, and that, as a result, the client-auditor relationship between the Company and KPMG will cease upon completion of the audit of the Company’s consolidated financial statements for the fiscal year ended August 31, 2004, and the filing of the Annual Report on Form 10-K for the fiscal year ended August 31, 2004. Prior to receiving the notification from KPMG, the Audit Committee of the Company’s Board of Directors had decided to contact several smaller independent public accounting firms to determine their ability and willingness to serve as the Company’s independent auditors. The Audit Committee will continue its decisions with such independent public accounting firms and will engage a new independent public accounting firm as soon as reasonably practicable.

     The reports of KPMG on the Company’s Consolidated Financial Statements for each of the fiscal years ended August 31, 2003 and 2002 did not contain an adverse opinion or disclaimer of opinion, nor were such financial statements qualified or modified as to uncertainty, audit scope or accounting principles.

     During the fiscal years ended August 31, 2003 and 2002, and through October 1, 2004, there were (i) no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of KPMG, would have caused KPMG to make reference to the subject matter in connection with their opinion on the Company’s Consolidated Financial Statements for such years; and (ii) there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K, except that, as previously disclosed in the Company’s Annual Report on Form 10-K for the fiscal year ended August 31, 2003, KPMG cited a “material weakness” in its communication to the Company’s Audit Committee on December 12, 2003, related to the overriding, by the Company’s former Chief Executive Officer and former Chief Financial Officer, of internal controls relating to the payment of certain expenses not supported by proper documentation. In addition, on December 12, 2003, KPMG communicated to the Company’s Audit Committee reportable conditions related to revenue recognition at the Company’s Boulder, Colorado facility, and the lack of substantiation of general ledger account balances and computer-based vendor payment controls.

     Prior to the identification of such “material weakness” by KPMG, the Company had already undertaken a number of steps to establish a proper control environment, including: the replacement of the former Chief Executive Officer and former Chief Financial Officer; the establishment of a special committee of independent directors to address all issues relating to the former Chief Executive Officer; the completion of an accounting review by an independent accounting firm relating to the payment of certain expenses not supported by proper documentation; the elimination of opportunities to override appropriate controls over expense reporting by elimination of substantially all corporate credits cards and the requirement of approved expense reports for any travel reimbursement; and the establishment by the Company’s current Chief Executive Officer of a tone at the top that overriding of internal controls will not be tolerated. In addition, the Company established a whistle blower policy and process. The Company continues to evaluate the effectiveness of its internal controls and procedures on an ongoing basis, and will implement actions to enhance its resources and training in the area of financial reporting and disclosure responsibilities. The Company discussed these corrective actions with its Audit Committee and KPMG and believes that such actions corrected the deficiencies in internal controls that were considered to be a “material weakness.”

     The Company provided KPMG with a copy of this Current Report on Form 8-K prior to its filing with the Securities and Exchange Commission and requested that KPMG furnish a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made herein. Attached as Exhibit 16 to this Current Report on Form 8-K is a copy of KPMG’s letter to the Securities and Exchange Commission dated October 7, 2004.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

     The following exhibits are filed a part of this Current Report on Form 8-K.

Item No.	Description
16	Letter from KPMG to the Securities and Exchange Commission dated October 7, 2004.
99	Press Release dated October 7, 2004.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEI, INC.
Date: October 7, 2004
by /s/ Douglas J. Nesbit
Douglas J. Nesbit
Chief Financial Officer, Treasurer, Secretary (Duly Authorized Officer)

Exhibit Index

Item No.	Description
16	Letter from KPMG to the Securities and Exchange Commission dated October 7, 2004.
99	Press Release dated October 7, 2004.